                                                                   EXHIBIT 10.23

                             AGREEMENT TO PURCHASE
                             ---------------------

        THIS AGREEMENT is made this 22nd day of May 1997, by and between ROYAL NEIGHBORS OF AMERICA, an Illinois fraternal benefit society ("Seller"), and ETEC SYSTEMS, INC., a Nevada corporation ("Purchaser").

                                   RECITALS:

        A. Seller is the fee owner of the land, building, and improvements located on an approximately 4.2-acre parcel of land legally described on Exhibit A attached hereto.

        B. Seller desires to sell and Purchaser desires to purchase, the "Property" (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:


                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS

        1.1     DEFINITIONS. When used herein, the following terms shall have
                -----------
the respective meanings set forth opposite each such term:

AGREEMENT:      This Agreement to Purchase including the Exhibits attached hereto which are by this reference incorporated herein and made a part hereof.

BROKER:         Grubb & Ellis Company.

CLOSING         That certain document provided by Seller to Purchaser at
CERTIFICATE:    Closing under the terms of the Agreement reaffirming that the warranties and representations provided to Purchaser by Seller in this Agreement continue to remain valid in all material respects unless otherwise noted therein.

CLOSING DATE:   Thirty days after receipt of Notice of Completion of Demolition or such later date as the Closing is extended pursuant to the terms of this Agreement.

CLOSING:        The date of recording of the Deed.

DEED: That certain recordable Grant Deed to be delivered by Seller to Purchaser at the Closing conveying the Real Property to Purchaser (or to Purchaser's designee) subject only to the Permitted Title Exceptions.

DEPOSIT: The sum of $30,000 in the form of a check made payable to Title Insurer, which will be deposited by Purchaser with Title Insurer, to be held as earnest money subject to the terms of this Agreement. Deposit also includes the additional $120,000 deposited pursuant to paragraph
                        4.3 of this Agreement.

EFFECTIVE DATE:         Date listed in the first unnumbered paragraph of this
                        Agreement.

IMPROVEMENTS:           The building and all improvements located on the Real
                        Property as hereinafter defined.

NOTICE OF COMPLETION    The notice given by Seller to Purchaser along with
OF DEMOLITION:          certificate of completion from the city indicating that
                        all demolition work has been properly performed.

NOTICE OF INTENT        A notice given by Purchaser to Seller indicating that it
TO PROCEED:             has reviewed all necessary documentation, performed its
                        physical inspection, and has otherwise completed its review of all necessary items and either is satisfied with the results, or is willing to waive any objections to proceeding with Closing.


PROPERTY:               The Real Property.

PURCHASE                The consideration payable by Purchaser to Seller for the
PRICE:                  Property, as provided in Article III.

PURCHASER:              Etec Systems, Inc., a Nevada corporation.

REAL PROPERTY:          The Real Property described on Exhibit A attached
                        hereto, the Improvements, all right, title and interest of Seller in and to (l) all public and private streets, roads, avenues, alleys, and passageways, opened or proposed in front of or abutting said real property and
                        (ii) any strips or gores of land adjoining said real property, and all and singular the estates, rights, privileges, easements, and appurtenances owned by Seller and in any way appurtenant to or related to the properties described in this paragraph.

SELLER: Royal Neighbors of America, a fraternal benefit society organized under the laws of the state of Illinois.

TITLE           A commitment for an ALTA 1992 Owners Title Insurance Policy
COMMITMENT:     for the Real Property issued by the Title Insurer in the full amount of the Purchase Price, covering title to the Real
                Property, dated on or after the date hereof, showing Seller as owner of the Property in fee simple, and showing Purchaser as the prospective named insured.


TITLE INSURER   Chicago Title Insurance Company, or such other title insurer as the parties may mutually agree upon.

                                  ARTICLE II
                                  ----------

                               PURCHASE AND SALE

        2.1     PURCHASE AND SALE.  Subject to the conditions and on the terms
                -----------------
contained in this Agreement, Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell and transfer to Purchaser, the Real Property by the Deed, and the Personal Property by the Bill of Sale.

                                  ARTICLE III
                                  -----------

                                PURCHASE PRICE

        3.1     PURCHASE PRICE.  The Purchase Price shall be NINE HUNDRED
                --------------
THIRTY-THREE THOUSAND DOLLARS ($933,000) payable as hereinafter provided. Purchaser agrees to pay to Seller and Seller agrees to accept payment of the Purchase Price as follows:

        (a) The Deposit shall be applied against the Purchase Price at Closing.

        (b) Purchaser shall provide at Closing such additional sums as is necessary to pay to Seller the agreed upon Purchase Price.

                                  ARTICLE IV
                                  ----------

                                CLOSING MATTERS

        4.1     TITLE. No later then ten (10) business days from the Effective
                -----
Date of this Agreement, Seller shall deliver the Title Commitment to Purchaser, together with legible copies of all exceptions or conditions to title identified therein.

        4.2     FINANCING. Purchaser shall have (30) days from the Effective
                ---------
Date of this Agreement in which to obtain financing on terms and conditions which meet its approval. However, unless Purchaser notifies Seller on or before the thirtieth (30th) day after the Effective Date that it has not found satisfactory financing, Purchaser shall be deemed to have waived this financing requirement as a condition of Closing. Should Purchaser notify Seller within the thirty-day time limit that it has not found satisfactory financing, then this Agreement shall be declared null and void without further obligation of either party, except that the Deposit delivered to the Title Insurer shall be returned to Purchaser.

        4.3     NOTICE OF INTENT. Purchaser shall have forty-five (45) days from
                ----------------
the Effective Date of this Agreement to review all matters related to its decision as to whether it wishes to close this transaction. On or before the end of business on the 45th day after the Effective Date of this Agreement, Purchaser shall deliver to Seller either a Notice of Intent to Proceed or a notice that it no longer wishes to consummate the transaction. Such notice shall be in compliance with Section 9.1 of this Agreement. Should Purchaser elect to deliver a Notice of Intent to Proceed, Purchaser shall contemporaneously therewith deliver to Title Insurer the sum of $120,000 to be held as Deposit, as that term is defined herein. Unless Purchaser delivers both the Notice of Intent to Proceed and the $120,000 additional Deposit on or before the 45th day following the Effective Date of this Agreement, this Agreement shall be declared terminated without further obligation by either party, except that the Deposit delivered to Title Insurer will be returned to Purchaser.

        4.4     DEMOLITION.
                ----------

        (a) Within fifteen (15) days of receipt of the Notice of Intent to Proceed and payment of the additional deposit, Seller shall enter into a contract for the demolition of the building under terms substantially similar to the contract attached hereto, marked as Exhibit "B", and by this reference incorporated herein. The demolition shall proceed in accordance with the terms of the contract. When the demolition is completed, Seller shall be entitled to submit to Title Insurer a request for payment. Upon receipt of such request, along with appropriate lien waivers from the demolition contractor, Title Insurer shall pay out of the Deposit sums due the demolition contractor.

        (b) Seller shall deliver to Purchaser within ten days of receipt of payment from Title Insurer a Notice of Completion of Demolition. Upon receipt of such notice, Purchaser shall conduct such inspection of the Premises and records concerning the demolition. Purchaser shall have fifteen (15) days within which to notify Seller that it objects to the condition of the Property after demolition. Only such items as affect the scope of the demolition work not being performed in accordance with the Demolition Contract attached hereto as Exhibit B, or which affect the environmental condition of the Property and were not discovered or could not reasonably be discovered by Purchaser prior to Purchaser's original delivery of its Notice of Intent to Proceed may be raised by the Purchaser at this time. Unless Purchaser provides Seller with notice of objection to the condition of Property within fifteen (15) days of its receipt of Notice of Completion of Demolition from Seller, all matters which could have been raised by Purchaser after its receipt of Notice of Completion of Demolition shall be deemed to have been waived by Purchaser and Parties shall proceed to closing.

      (c) Should Purchaser notify Seller that it objects to the condition of the Property after demolition, Purchaser shall provide a written notice to Seller detailing the nature of the objection. Seller shall have ten days to notify Purchaser whether it intends to cure the objection and proceed with closing or declare this agreement null and void. Should Seller decide to cure the objection, Seller may extend the Closing for up to 120 days if Seller is diligently pursuing curing Purchaser's objection. If Seller determines that it cannot or will not cure Purchaser's objection, then this agreement shall be terminated without further rights by either party, except the full Deposit shall be returned to Purchaser, including any funds drawn by Seller to pay for the demolition.

      4.5   POSSESSION, PRORATIONS AND EXPENSES.
            -----------------------------------

      (a) Sole and exclusive possession of the Property shall be delivered to Purchaser on the Closing Date.

      (b) General and special real estate and other ad valorem taxes and assessments and other state or city taxes, fees, charges and assessments affecting the Property, utility charges and deposits, if any, and all other customarily proratable items shall be prorated as of Closing Date on the basis of the most recent ascertainable amounts of or other reliable information in respect to each such item of income and expense and the net credit to Purchaser or Seller shall be paid in cash or as a credit against the Purchase Price. The foregoing notwithstanding, any general or special assessment payable in installments shall be paid by Seller in full at Closing. All prorations will be calculated as of the end of the day immediately prior to the Closing Date.

      (c) Seller shall pay one-half (1/2) of the closing charges, and all state and county transfer taxes in connection with the transaction contemplated hereby. Purchaser shall pay title charges for the Title Commitment, the owner's title policy required, including any endorsements thereto, one-half (1/2) of the closing charges, municipal transfer taxes, and all charges for recordation of the Deed. The parties shall each be solely responsible for the fees and disbursements of their respective counsel and other professional advisers.

      4.6   CLOSING.
            -------

      (a) The transaction contemplated hereby shall close at 10:00 a.m. on the 30th day after Seller's delivery to Purchaser of the Notice of Completion of Demolition ("Closing Date") at the offices of the Title Insurer in Hayward, California, unless the parties agree to an earlier date.

      (b) On the Closing Date, Seller shall deposit the Title Insurer the following:

            (i)   The Deed;

            (ii) An affidavit that Seller is not a foreign person as described in the Foreign Investment in Real Property Tax Act, which shall include Seller's tax identification number;

            (iii) A California Form 590-RE Real Estate Witholding Exemption Certificate.

            (iv) An assignment of the indemnification provision relating to environmental matters contained in the agreement between Seller and Criton Technologies guaranteed by Dyson-Kissner-Moran Corporation dated October 24, 1994.

            (v) An extended coverage ALTA 1992 Policy of Title Insurance (the "Owner's Title Policy") issued by the Title Insurer conforming to the requirements of Section 4.1 insuring Purchaser's title in indefeasible fee simple in the amount of the Purchase Price, containing no exceptions other than those exceptions listed in the title commitment and not objected to by Purchaser and excluding coverage for Survey.

            (vi)   A Closing Certificate.

            (vii) Such other documents, instruments, certifications and confirmations as may be reasonably required and designed by Purchaser to fully effect and consummate the transaction contemplated hereby.

      (c) On the Closing Date, Purchaser shall deposit with the Title Insurer the following:

            (i) The balance of the Purchase Price as provided in Section 3.1(b); and

            (ii) Such other documents, instruments, certifications and confirmations as may be reasonably required and designated by Seller to fully effect and consummate the transaction contemplated hereby.

      (d) Seller and Purchaser shall jointly deliver to each other at Closing an agreed proration statement and certificates complying with the provisions of state, county and local law applicable to the determination of documentary and transfer taxes.

                                   ARTICLE V
                                   ---------

                                   BROKERAGE

      5.1   BROKERAGE. Seller hereby agrees to pay to Broker for Seller a
            ---------
commission for such sale on condition that the sale is consummated as herein provided. Commission shall be paid out of Seller's funds at the closing. Seller hereby represents and warrants to Purchaser that Seller has not dealt with any other broker or finder in respect to the transaction contemplated hereby except John McManus, who was originally affiliated with Broker but currently works for

White Commercial Real Estate. Mr. McManus has agreed to look solely to Broker for payment. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any other broker or finder in respect to the transaction contemplated hereby. Purchaser and Seller each hereby agree to indemnify the other for any claim for brokerage commission or finder's fee asserted by a person, firm, or corporation, claiming to have been engaged by them.

                                  ARTICLE VI
                                  ----------

                      DESTRUCTION, DAMAGE OR CONDEMNATION

       6.1   DESTRUCTION OR DAMAGE.  The parties understand that Purchaser is
             ---------------------
buying the Property as vacant land. Therefore, Purchaser agrees to assume all risk of loss associated with the destruction of the building or other improvements on the Property and agrees to take the Property in its condition at the time of Closing, subject to the Seller completing Demolition pursuant to
Section 4.4 hereof. Seller may elect to continue its insurance coverage on the Property and will be entitled to receive any and all proceeds associated with any damage or destruction between the Effective Date and the Closing Date.

      6.2   CONDEMNATION.  If, subsequent to the Effective Date and prior to the
            ------------
Closing Date, any proceeding, judicial, administrative or otherwise, which shall relate to the proposed taking of any portion of the Real Property by condemnation or eminent domain or any action in the nature of eminent domain, or the taking or closing of any right of access to the Real Property, is threatened, instituted or commenced, Purchaser shall have the right and opinion to terminate this Agreement. Unless Purchaser notifies Seller within 20 days of Purchaser's receipt of notice from Seller that the Property may be condemned that it intends to accept the Property subject to the Condemnation, this Agreement shall be declared terminated without further liability to either party, except the Deposit shall be returned to Purchaser along with any funds received by Seller from Purchaser for extending the Closing Date. If Purchaser notifies Seller of its intent to accept the Property after Condemnation, Purchaser shall be credited with or be assigned all Seller's right to any proceeds therefrom. Seller agrees to furnish Purchaser written notification with respect to any such proceedings within forty-eight hours of Seller's receipt of any such notification or learning of the institution or threatened institution of such proceedings.


                                  ARTICLE VII
                                  -----------

                    COVENANTS, REPRESENTATIONS, WARRANTIES

      7.1   AFFIRMATIVE COVENANTS, REPRESENTATIONS AND WARRANTIES OF SELLER.
            ---------------------------------------------------------------
Seller took possession of this Property through default by its ground lessee under a net lease transaction. Seller has not conducted a thorough inspection of the property nor is it aware of all the activities that took place at the Property prior to its taking possession of the Property.

      (a) Seller hereby represents and warrants as of the Effective Date and as of the Closing Date that, to its actual knowledge and without any investigation or obligation or duty to so investigate, that:

            (i) there are no leases with respect to the occupancy of the Property and no party has any right to the use or occupancy of any part thereof;

            (ii) there is no pending condemnation or similar proceeding affecting the Real Property or any portion thereof, and Seller has not received any written notice and has no knowledge that any such proceeding is contemplated;

            (iii) except for the demolition proposal attached as Exhibit "B" to this Agreement, there are no contracts of employment, management, maintenance, service, supply, or rental outstanding which affect any portion of the Property;

            (iv) no work has been performed or is in progress and no materials have been furnished, which might give rise to mechanic's, materialman's, or other liens against the Property or any portion thereof;

            (v) Seller is duly organized, validly existing, and in good standing under the laws of the state of its origin and has full right, title, authority, and capacity to execute and perform this Agreement and to consummate all of the transactions contemplated herein, and the individual of the Seller who executes and delivers this Agreement and all documents to be delivered to Purchaser hereunder is and shall be duly authorized to do so;

            (vi) except for the items which are to be assumed by Purchaser or to be prorated as hereinbefore or hereinafter set forth, Seller shall be solely liable for payment of all costs and expenses, liabilities, obligations, and claims arising out of Seller's ownership and Seller's operation of the Property prior to Closing; and Seller hereby agrees to defend, indemnify, and hold Purchaser (any designee) forever harmless therefrom;

            (vii) all information given to Purchaser or by or on behalf of Seller and pertaining to the Property or the operations thereon is true and correct in all respects, and fully and accurately depicts the matters set forth therein; further, neither Seller nor any officer of Seller knows of any facts, conditions, or other information which have not been disclosed fully to Purchaser and which could reasonably be expected to have a material bearing or effect upon Purchaser's decision to enter into this Agreement and Purchaser's decision to consummate the transactions contemplated hereby;

             (viii) that except for such matters as are disclosed to the Purchaser pursuant to Paragraph 7.1(d) of this Agreement, there are no transactions, suits, proceedings (including zoning or other land use regulation proceedings), litigation governmental actions, or investigations pending or threatened against or affecting Seller or the Property, which would prevent Seller from meeting any of its obligations under this Agreement or which would result in a material adverse change in the condition or operation of the Property.

            (ix) that since Seller took possession of the Property in August 1993, Seller has not placed or caused to be placed any hazardous materials on the Property.

All of Seller's warranties and representations shall survive any inspection or investigation made by or on behalf of Purchaser and shall not merge with delivery of the Deed but shall survive for a period of eighteen months from delivery of said Deed. Seller agrees to indemnify Purchaser for any damages incurred by Purchaser as a result of a breach of the warranties and representations given by Seller in this Agreement.

      (b) From the Effective Date to the Closing Date or earlier termination of this Agreement, Seller shall not do, suffer or permit or agree to do any of the following:

            (i) Enter into any transaction in respect to or affecting the Property out of the ordinary course of business, except a contract for demolition of the existing structure on the Property;

            (ii) Sell, encumber, or grant any interest in the Property or any part thereof in any form or manner whatsoever, or otherwise perform or permit any act which will diminish or otherwise affect Purchaser's interest under this Agreement or in the Property which will prevent Seller's full performance of its obligations hereunder.

      (c) Seller shall permit Purchaser and representatives, agents, employees, lenders, contractors, appraisers, architects, and engineers designated by Purchaser access to and entry upon the Real Property and the Improvements to examine, inspect, measure and test the Property (the "Physical Inspection"). Purchaser acknowledges that the improvements have been severely damaged and are scheduled to be torn down as part of this Agreement. Purchaser agrees to take the Property in an "as-is", "where-is" condition at time of closing, subject to Seller completing the demolition pursuant to Section 4.4 hereof, and will have ample opportunity to conduct a full inspection of the Property. In the event Purchaser elects not to proceed with this transaction, Purchaser agrees to return the Property to the condition it was in prior to the Purchaser conducting its inspection. Purchaser agrees to assume the risk of harm in inspecting the Property and agrees to indemnify Seller for any third party claims resulting from Purchaser's inspection of the Property. Purchaser's obligations under this subsection shall survive any termination or nullification of this Agreement.

      (d) Seller shall deliver to Purchaser not later than ten (10) business days following the Effective Date, true, correct and complete copies of the following to the extent in Seller's possession:

            (i) Real estate tax bills received by Seller pertaining to the Real Property;

            (ii) Any environmental studies and engineering reports in Seller's possession;

            (iii) A list of all known actions, suits, and legal or administrative proceedings relating to the Property.

      (e) Seller shall notify Purchaser promptly if Seller becomes aware of any transactions or occurrence prior to the Closing Date which would have an adverse impact on the Property or Seller's ability to Close this Agreement.

      (f) At Closing Seller shall deliver the Property free and clear of all debris, scrap material, oil drums, and other like material. Purchaser may inspect the Property prior to Closing to insure Seller's compliance with this requirement. Seller shall deliver to Purchaser evidence that any asbestos or asbestos containing material contained in the Improvements have been removed from the Property and disposed of properly by the Seller.

                                 ARTICLE VIII
                                 ------------

                      CONDITIONS PRECEDENT AND TERMINATION

      8.1 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of the Purchaser under this Agreement are subject to satisfaction of all of the conditions set forth in this Section 8.1. Purchaser may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. Provided Purchaser has not already terminated this Agreement pursuant to either Section 4.2,
Section 4.3, or Section 4.4(c), no such waiver shall constitute a waiver by Purchaser of any of its rights or remedies if Seller defaults in the performance of any material covenant or agreement to be performed by Seller or if Seller breaches any representation or warranty made by Seller or in Seller's Closing Certificate. If any condition set forth in this Section 8.1 is not fully satisfied or waived in writing by Purchaser or by the applicable dates set forth below, this Agreement shall, at Purchaser's option, terminate, but without releasing Seller from liability if Seller defaults in the performance of any such material covenant or agreement to be performed by Seller or if Seller materially breaches any such representation or warranty made by Seller before such termination.

      (a) Before Closing Date Purchaser has not notified Seller of intent to terminate due to lack of satisfactory financing pursuant to Paragraph 4.2 of this Agreement.

      (b) Before Closing Date Purchaser has notified Seller of Purchaser's intent to proceed with this Agreement prior to the expiration of the 45-day period referenced in paragraph 4.1 of this Agreement.

      (c) On the Closing Date, Seller shall not be in default in the performance of any material covenant or agreement to be performed by Seller under this Agreement since Purchaser's acceptance of the Property after Seller has provided its Notice of Completion of Demolition. Seller shall not have given purchaser an Environmental Notice from any appropriate

Governmental Agency and there shall not have been a release of Hazardous Materials or a violation of Environmental Laws at the Real Property since Seller provided its Notice of Completion of Demolition.

      (d) On the Closing Date, Purchaser shall have received written confirmation from Broker that all leasing commissions owed to Broker as to any leases entered into with respect to the Real Property shall have been paid or, alternatively, that Broker acknowledges and agrees that Purchaser and its successors shall have no obligation for payment of such pre-existing commissions.

      8.2   CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of Seller to
            ----------------------------------
close the transaction contemplated hereby is, at Seller's option, subject to all obligations of Purchaser which were to have been performed on or before the Closing Date having been timely and duly performed. If any condition precedent to Closing of Seller as set forth in this Section 8.2 has not been fulfilled and satisfied on or before the Closing Date, Seller may elect by written notice within 10 days of Closing Date, to extend the Closing Date for a period not to exceed 30 days to permit Purchaser to fulfill such conditions, or may elect to terminate this Agreement, provided that the Seller is not itself in default, and shall be entitled, as its sole remedy, to retain the Deposit as full and complete liquidated damages pursuant to Paragraph 8.3 (and not as a penalty or forfeiture) and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party, except for such funds as may have been paid to Seller as consideration for extending the Closing Date, shall be promptly returned to such party.

      8.3   LIQUIDATED DAMAGES.   IF ESCROW FAILS TO CLOSE DUE TO BUYER'S
            ------------------
DEFAULT UNDER THIS AGREEMENT, SELLER WILL BE DAMAGED AND WILL BE ENTITLED TO COMPENSATION FOR THOSE DAMAGES. SUCH DAMAGES WILL, HOWEVER, BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN FOR THE FOLLOWING REASONS: (1) THE DAMAGES TO WHICH SELLER WOULD BE ENTITLED IN A COURT OF LAW WILL BE BASED IN PART ON THE DIFFERENCE BETWEEN THE ACTUAL VALUE OF THE PROPERTY AT THE TIME SET FOR THE CLOSE OF ESCROW AND THE PURCHASE PRICE FOR THE PROPERTY AS SET FORTH IN THIS AGREEMENT; (2) PROOF OF THE AMOUNT OF SUCH DAMAGES WILL BE BASED ON OPINIONS OF VALUE OF THE PROPERTY, WHICH CAN VARY IN SIGNIFICANT AMOUNTS; AND
(3) IT IS IMPOSSIBLE TO PREDICT AS OF THE DATE ON WHICH THIS AGREEMENT IS MADE WHETHER THE VALUE OF THE PROPERTY WILL INCREASE OR DECREASE AS OF THE DATE SET FOR THE CLOSE OF ESCROW. BUYER DESIRES TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH BUYER MIGHT BE LIABLE SHOULD BUYER BREACH THIS AGREEMENT. BUYER AND SELLER WISH TO AVOID THE COSTS AND LENGTHY DELAYS WHICH WOULD RESULT IF SELLER FILED A LAWSUIT TO COLLECT ITS DAMAGES FOR A BREACH OF THIS AGREEMENT.

      THEREFORE, IF ESCROW FAILS TO CLOSE DUE TO BUYER'S DEFAULT, THE SUM REPRESENTED BY BUYER'S DEPOSIT AND EXTENSION DEPOSITS DELIVERED TO TITLE INSURER, IF ANY, IF BUYER EXERCISES ITS RIGHT TO THE EXTENSION

PERIODS SHALL BE DEEMED TO CONSTITUTE A REASONABLE ESTIMATE OF SELLER'S DAMAGES UNDER THE PROVISIONS OF SECTION 1671 OF THE CALIFORNIA CIVIL CODE, AND SELLER'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF THE FAILURE TO CLOSE ESCROW RESULTING FROM BUYER'S DEFAULT SHALL BE LIMITED TO SUCH SUM AND SUCH SUM SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES UPON BUYER'S DEFAULT. BY INITIALING THIS PROVISION IN THE SPACES BELOW, SELLER AND BUYER EACH SPECIFICALLY AFFIRM THEIR RESPECTIVE AGREEMENTS CONTAINED IN THIS AGREEMENT AND AGREE THAT SUCH SUM IS A REASONABLE SUM CONSIDERING THE CIRCUMSTANCES AS THEY EXIST ON THE DATE OF THIS AGREEMENT. SELLER HEREBY WAIVES ANY RIGHT TO AN ACTION FOR SPECIFIC PERFORMANCE OF ANY PROVISIONS OF THIS AGREEMENT.

                                 /s/ R.E.S.          /s/ M.J.M.
                                 ----------------    --------------------
                                 Seller's Initials    Purchaser's Initials


                                  ARTICLE IX
                                  ----------

                                    NOTICES

        9.1     NOTICES.  Any notice, request, demand, instrument or other
                -------
document to be given or served hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight express courier with next business day delivery specified, or by facsimile transmission and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally, or five (5) business days after deposit in the mails, if mailed, or upon receipt if deposited with an overnight express courier or sent by facsimile transmission. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.


                If to Purchaser:
                ---------------
                Etec Systems, Inc.
                Attention: Saul E. Arnold, Esq.
                26460 Corporate Avenue
                Hayward, California 94545
                Facsimile (510) 887-2870


                If to Seller:
                ------------
                Royal Neighbors of America
                Attention: Jeffrey H. Martell
                230 Sixteenth Street
                Rock Island, Illinois 61201
                Facsimile: (309) 788-2129

                Copy to:
                -------
                Grubb & Ellis Commercial Real Estate Services
                Attention: _______________________
                1111 Broadway, Suite 2150
                Oakland, California 94607
                Facsimile (510) 891-9756



                                   ARTICLE X
                                   ---------

                             ADDITIONAL COVENANTS

      10.1  ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS.  This Agreement contains
            ---------------------------------------
the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms to waived except by an instrument in writing signed by the party to be bound thereby.

      10.2  FURTHER ASSURANCES.  The parties each agree to do, execute,
            ------------------
acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transaction contemplated hereby.

      10.3  SURVIVAL AND BENEFITS.  All representations, warranties, agreements,
            ---------------------
obligations and indemnities of the parties shall, notwithstanding any investigation made by any party hereto, survive Closing and the same shall inure to the benefit of and be binding upon the Purchaser's designee and the respective successors and assigns of the parties.

      10.4  NO THIRD PARTY BENEFITS.  This Agreement is for the sole and
            -----------------------
exclusive benefit of the parties hereto, the designee of Purchaser herein referred to, and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder. Purchaser reserves the right to assign its rights under this Agreement and/or designate at Closing to accept title to the Property.

      10.5  INTERPRETATION.
            --------------

      (a) The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or sections to which they apply or otherwise affect the interpretation hereof.

      (b) The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement.

      (c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders and words importing the singular number shall mean and include the plural number and vice versa.

      (d) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

      (e) The terms "include", "including", and similar terms shall be construed as if followed by the phrase "without being limited to".

      (f) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute the same instrument.

      (g) Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day, otherwise all references herein to "day" shall mean calendar days.

      (h) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      (i) In any action to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to recover its expenses, including reasonable attorneys fees and costs of litigation.

      (j)   Time is of the essence of this Agreement.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by Seller and Purchaser on the date first above written.


                               Purchaser:

                               ETEC SYSTEMS, INC., a Nevada corporation


                               By:    /s/ Melanie J. Mock
                                      -------------------

                               Name:  Melanie J. Mock
                                      -------------------

                               Title: Treasurer
                                      -------------------

                                        Seller:

                                        ROYAL NEIGHBORS OF AMERICA, an Illinois
                                        fraternal benefit society



                                        By: /s/ Ronald E. Schorg
                                            ---------------------
                                        Name:  Ronald E. Schorg
                                               ------------------
                                        Title: Investment Manager
                                               ------------------

                                   EXHIBIT A




Lots 19 and 20, as shown on the map of "Tract 2898, EDEN LANDING INDUSTRIAL PARK, CITY OF HAYWARD, ALAMEDA COUNTY, CALIFORNIA", filed June 30, 1967, in Book 55 of Maps, Pages 25 to 29, inclusive, in the office of the County Recorder of Alameda County.

Assessors Parcel No. 461-0001-021-01



ADDRESS OF PROPERTY:            26415 Corporate Avenue
                                Hayward, California